050102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number 20110099904-55
Filing Date and Time 02/08/2011 12:00 PM
Entity Number E0073272011-5

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	Latitude Energy Services, LLC — ☐ Check box if a Series Limited-Liability Company ☐ Check box if a Restricted Limited-Liability Company
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Paracorp Incorporated (Name) ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address, City, Nevada, Zip Code Mailing Address (if different from street address), City, Nevada, Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☒ Manager(s) OR ☐ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) Matt Cohen (Name) 1580 N.W. Ave., Suite 9 (Street Address), Boca Raton (City), FL (State), 33432 (Zip Code) 2) Name Street Address, City, State, Zip Code 3) Name Street Address, City, State, Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Michael A. Littman (Name) X [signature] (Organizer Signature) 7609 Ralston Road (Address), Arvada, CO 80002 (City), CO (State), 80002 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X Nancy [signature] for Paracorp (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 2/8/11 (Date)

This form must be accompanied by appropriate fees.

181102

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Latitude Energy Services, LLC
Name of Represented Business Entity

I, Paracorp Incorporated am a:
Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

318 N Carson Street, #208 | Carson City | Nevada | 89701
Street Address | City | | Zip Code

_______ | _______ | Nevada | _______
Mailing Address (if different from street address) | City | | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

____
Title of Office or Position of Person in Represented Entity

_______ | _______ | Nevada | _______
Street Address | City | | Zip Code

_______ | _______ | Nevada | _______
Mailing Address (if different from street address) | City | | Zip Code

and hereby state that on _______ (Date) I accepted the appointment as registered agent for the above named business entity.

X _______
Authorized Signature of R.A. or On Behalf of R.A. Company

____
Date

*If changing Registered Agent when reinstating, officer's signature required.

X _______
Signature of Officer

____
Date

SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that **LATITUDE ENERGY SERVICES, LLC** did on February 8, 2011, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 9, 2011.

ROSS MILLER
Secretary of State

Certified By: Rhonda Tuin
Certificate Number: C20110208-2099
You may verify this certificate
online at **http://www.nvsos.gov/**